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                                                                 EXHIBIT 10.15




                              SEVERANCE AGREEMENT

             THIS AGREEMENT made and effective this 6th day of August, 1997 by and between AFFILIATED COMPUTER SERVICES, INC. (the "Company") and ________________________ (the "Executive").

             The Company has determined that both the Executive's performance and the Company's ability to retain the Executive as an employee will be significantly enhanced if the Executive is provided with fair and reasonable protection from a Change of Control of the Company. Accordingly, the Company and the Executive agree as follows:

             1. Defined Terms. Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings set forth herein or in Schedule A.

             2. Effective Date; Term. This Agreement shall be effective on the date hereof and shall remain in effect until the Company terminates this Agreement by giving the Executive at least one (1) year advance written notice of termination. Notwithstanding the foregoing, this Agreement shall, if in effect on the date of a Change of Control, remain in effect for at least three
(3) years following such Change of Control, and such additional time as may be necessary to give effect to the terms of the Agreement.

             3. Change of Control Benefits. Upon a Change of Control, the Executive shall be entitled to the benefits provided herein.

             (a) Severance Payments. Within two (2) business days after a Change of Control, the Company shall pay the Executive a lump sum amount, in cash, equal to:

             (i)   three (3) times the sum of:

                   (A) the Executive's per annum base salary in effect on the date of the Change of Control ("Base Salary"), and

                   (B) the Executive's bonus for the immediately preceding fiscal year; and

             (ii) the Executive's target bonus for the current fiscal year multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Company in the fiscal year in which the Change of Control occurs and the denominator of which shall be 365.

             (b) Continued Benefits. Until the earlier of the third anniversary of the termination of the Executive's employment with the Company after a Change of Control or the date on which the Executive becomes employed by a new employer, the Company shall, at its expense, provide the Executive with medical, dental, life insurance, disability and accidental death and dismemberment benefits ("Insurance Benefits") at the highest level provided to the



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Executive immediately prior to the Change of Control, provided, however, that if the Executive becomes employed by a new employer which maintains Insurance Benefits that either (i) do not cover the Executive with respect to a pre-existing condition which was covered under the Company's Insurance Benefits, or (ii) do not cover the Executive for a designated waiting period, the Executive's coverage under the Company's Insurance Benefits shall continue, without limitation, until the earlier of the end of the applicable period of noncoverage under the new employer's Insurance Benefits or the third anniversary of the Change of Control.

             (c) Payment of Accrued But Unpaid Amounts. Within two (2) business days after a Change of Control, the Company shall pay the Executive
(i) any unpaid portion of compensation previously earned by the Executive; and
(ii) all compensation previously deferred by the Executive but not yet paid.

             (d) Post-Retirement Welfare Benefits. For purposes of determining the Executive's eligibility for post-retirement benefits under any welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company immediately prior to the Change of Control and in which the Executive then participated, the Executive shall be credited with the excess of three (3) years of participation in the applicable plan and three (3) years of age over the actual years of participation and age credited to the Executive on the date of the Change of Control. If, after taking into account the credited participation and age, the Executive would have been eligible for post-retirement benefits, the Executive shall receive, commencing on the date of the Change of Control, post-retirement benefits based on the terms and conditions of the applicable plans in effect immediately prior to the Change of Control.

             (e) Effect on Existing Plans. All Change of Control provisions applicable to the Executive and contained in any plan, program, agreement or arrangement maintained on or after the date hereof by the Company (including, but not limited to, any stock option, restricted stock or pension plan) shall remain in effect for such period after the date of a Change of Control as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects the Executive without the Executive's prior written approval.

             (f) Outplacement Counseling. The Company shall reimburse all reasonable expenses incurred by the Executive for professional outplacement services by qualified consultants selected by the Executive.

             4. Mitigation. The Executive shall not be required to seek other employment after a Change of Control and any compensation earned from other employment shall not reduce the amounts otherwise payable under this Agreement.

             5.    Gross-up.

             (a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, or any trust established by the Company for the





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benefit of its employees, to or for the benefit of the Executive (whether payable pursuant to the terms of this Agreement (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with interest and penalties thereon, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and the Excise Tax imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments.

             (b) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether and when a Gross-up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing.
Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

             (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-up Payment. Such notification shall be given no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. The Executive shall not pay the claim prior to the expiration of the thirty (30) day period following the date on which it gives notice to the Company. If the Company notifies the Executive in writing prior to the expiration of the period that it desires to contest such claim, the Executive shall:

             (1) give the Company any information reasonably requested by the Company relating to such claim;

             (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

             (3) cooperate with the Company in good faith in order to effectively contest such claim; and

             (4) permit the Company to participate in any proceedings relating to such claim;





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Without limitation on the foregoing provisions of this Section 5(c), the
Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that it the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

             (d) In the event that the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-up Payment required and such payment shall be promptly paid by the Company to or for the benefit of the Executive.

             (e) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid.

             6. Termination for Cause. Nothing in this Agreement shall be construed to prevent the Company from terminating the Executive's employment for Cause.

             7. Indemnification; Director's and Officer's Liability Insurance. The Executive shall, after the Change of Control, retain all rights to indemnification under applicable law or under the Company's Certificate of Incorporation or Bylaws, as they may be amended or restated from time to time. In addition, the Company shall maintain Director's and Officer's liability insurance on behalf of the Executive, at the level in effect immediately prior to the Change of Control, for the five (5) year period following the Change of Control.

             8. Executive Covenants. During the twelve (12) month period following the Change of Control, the Executive shall not disclose to any person, or use to the significant





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disadvantage of any of the Company, any non-public information relating to business plans, marketing plans, customers or employees of the Company other than information the disclosure of which cannot reasonably be expected to adversely affect the business of the Company ("Confidential Information"), provided that nothing contained in this Section 8 shall prevent the Executive from being employed by a competitor of the Company or utilizing the Executive's general skills, experience, and knowledge, including those developed while employed by the Company.

             9. Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas, or, at the option of the Executive, in the county where the Executive then resides, in accordance with the Rules of the American Arbitration Association then in effect to be completed within 45 days after notice of such dispute or controversy is given pursuant to Section 13. Judgment may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction.

             10. Costs of Proceedings. The Company shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, except that if the Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that the Executive instituted the proceeding in bad faith, the Executive shall pay all costs and expenses, including attorney's fees and disbursements, of the Executive.

             11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder can be assigned or delegated by the Executive, without the prior written consent of the Company. Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this
Section 11 shall continue to apply to each successive employer of the Executive hereunder in the event of any merger, consolidation or transfer of assets of a successor employer.

             12. Withholding. Notwithstanding the provisions of Sections 4 and 5 hereof, the Company may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to the Executive hereunder.

             13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, mailed by certified





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mail (return receipt requested) or sent by overnight delivery service or facsimile transmission to the Executive at the Executive's most recent address in the records of the Company and to the Company at:

                   Affiliated Computer Services, Inc.
                   2828 North Haskell Avenue
                   Dallas, Texas  75204
                   Attention:  President and General Counsel
                   Fax:  214/823-5746

             14. Confidentiality. The parties agree to keep the terms and conditions of this Agreement in strictest confidence, it being understood that this restriction shall not prohibit disclosure required by applicable law, rule or regulation.

             15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

             16. Entire Agreement. This Agreement (along with grants of stock options, if any, to the Executive, pursuant to the Company's 1988 Stock Option Plan, as amended) constitutes the entire agreement between the parties and, except as expressly provided herein, supersedes all other prior agreements concerning the effect of a Change of Control on the relationship between the Company and the Executive. This Agreement may be changed only by a written agreement executed by the Company and the Executive.

    The parties have executed this Agreement on the 6th day of August, 1997.



                                  AFFILIATED COMPUTER SERVICES, INC.



                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------



                                  -------------------------------------------
                                               EXECUTIVE





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                                   SCHEDULE A

                              CERTAIN DEFINITIONS

             An used in this Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated;

             "Cause" shall mean:

                   (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                   (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purpose of this provision, no act or failure to act, on the part of the Executive, shall be considered willful unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above and specifying the particulars thereof in detail.

             "Change of Control" shall mean the first to occur of any of the following dates:

             (1) if the Board of Directors does not approve and recommend to the stockholders a Corporate Event, the date such Corporate Event is consummated:

             (2) if the Board of Directors does approve and recommend to the stockholders a Corporate Event and such Corporate Event is consummated, then the date the Executive's employment is terminated without Cause or the date Constructive Termination occurs if such termination occurs within three years of such Corporate Event;





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             (3)   the date of any person (as such term as used in Section
13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of Rule 13d-3 under the 1934 Act) of fifteen percent (15%) or more of the Company's outstanding Common Stock, other than holders of such amounts as of the date hereof; or

             (4) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

             (A) any member of the Board of Directors at the close of business on August 5, 1997;

             (B) any member of the Board who succeeds any Continuing Director described in subparagraph (A) above if such successor was elected, or nominated for election by the Company's stockholders, by a majority of the Continuing Directors then still in office; or

             (C) any director elected, or nominated for election by the Company's stockholders to fill any vacancy or newly created directorship on the Board of Directors of the Company by a majority of the Continuing Directors then still in office.

             "Constructive Termination" shall mean any of the following:

                   (i) the failure to elect, reelect or otherwise maintain the Executive in the office or position in the Company which the Executive held immediately prior to the Corporate Event, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Corporate Event;

                   (ii) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Corporate Event or a reduction in the aggregate of the Executive's base pay, incentive pay or employee benefits to which the Executive was entitled to prior to the Corporate Event;

                   (iii) a determination by the Executive made in good faith that as a result in the Corporate Event and change in circumstances thereafter significantly





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             affecting the Executive's position, the Executive has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Corporate Event, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                   (iv) the Company shall relocate its principal executive offices, or require the Executive to have the Executive's principal location of work changed, to any location which is in excess of 30 miles from the location thereof immediately prior to the Corporate Event or the Company shall require the Executive to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Executive prior to the Corporate Event; or

                   (v) any material breach of this Agreement by the Company or any successor thereto.

             "Corporate Event" shall mean any of the following:

                   (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

                   (ii) any sale, lease, or other transfer of all, or substantially all, of the assets of the Company, other than any sale, lease, or other transfer to any corporation where the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of the corporation after the transfer; or

                   (iii) any plan or proposal for the liquidation or dissolution of the Company.





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